Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements of Eagle Bancorp Montana, Inc. on Form S-3 (No. 333-240218) and Form S-8 (No. 333-238771, No. 333-238769, No. 333-218211, No. 333-204452, and No. 333-182360) of our report dated April 19, 2022, relating to the consolidated financial statements of First Community Bancorp, Inc. appearing in this Current Report on Form 8-K of Eagle Bancorp Montana, Inc.

/s/ Moss Adams LLP

Spokane, Washington

May 3, 2022